SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 15, 2005

SYNUTRA INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50601	13-4306188
(Commission File Number)	(I.R.S. Employer Identification No.)

2275 Research Blvd, Suite 500 Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

301-840-3888
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

EXPLANATORY NOTE:

Synutra International, Inc. ("Synutra") is filing this Amendment No. 2 to the Current Report on Form 8-K  (the "Form 8-K/A") to the Current Report on Form 8-K filed on August 22, 2005 (the "Original Filing") to restate the audited consolidated Balance Sheets, Income Statement and Cash Flow Statements as of and for the calendar years ended December 31, 2003 and 2004 and the unaudited consolidated Balance Sheets, Income Statement and Cash Flow Statements as of and for the three and six months ended June 30, 2004 and 2005 (the "Restatement") of Synutra's wholly-owned subsidiary, Synutra, Inc. (the "Company").  The Company's financial statements have been restated to (i) reclassify certain other income as sales revenue and (ii) breakout certain cash and cash equivalents into cash and restricted cash line items. The Restatement is the result of Synutra's ongoing assessment of the effectiveness of its disclosure controls and procedures and internal controls over financial reporting.

Additional information regarding the Restatement is included in Note 11 to the audited Notes to Consolidated Financial Statements for the years ended December 31, 2003 and 2004 and Note 3 to the unaudited Notes to Consolidated Financial Statements for the three and six months ended June 30, 2004 and 2005.

Except as described above, all other information herein is unchanged and reflects the disclosures made at the time of the Original Filing and this Form 8-K/A does not otherwise reflect events occurring after the Original Filing or otherwise modify or update these disclosures.  Accordingly, this Form 8-K/A should be read in conjunction with Synutra's SEC filings subsequent to the filing of the Original Filing.

Item 9.01 Financial Statements and Exhibits.

  (a) and (c) Financial Statement of Businesses Acquired.

  Set forth at the end of this Report are the following financial statements of Synutra, Inc. required by Rule 3-05(b) of Regulation S-X:

Audited Consolidated Financial Statements of Synutra, Inc. as of December 31, 2004

Report of Independent Registered Public Accounting Firm	7

Consolidated Balance Sheets at December 31, 2004 and 2003 (restated)	8

Consolidated Statements of Changes in Stockholders’ Equity for the
Years Ended December 31, 2004 and 2003 (restated)	9

Consolidated Statements of Operations and Comprehensive Income (Loss)
for the Years Ended December 31, 2004 and 2003 (restated)	10

Consolidated Statements of Cash Flows for the Years Ended
December 31, 2004 and 2003 (restated)	11

Notes to Consolidated Financial Statements	12 - 19

Unaudited Consolidated Financial Statements of Synutra, Inc. as of June 30, 2005

Report of Independent Registered Public Accounting Firm	25

Consolidated Balance Sheets at June 30, 2005 (Unaudited, restated) and December 31, 2004 (audited, restated)	26

Consolidated Statements of Changes in Stockholders’ Equity for the
Six Months Ended June 30, 2005 and 2004 (Unaudited, restated)	27

Consolidated Statements of Operations and Comprehensive Income for the
Six and Three Months Ended June 30, 2005 and 2004 (Unaudited, restated)	28

Consolidated Statements of Cash Flows for the Six Months Ended
June 30, 2005 and 2004 (Unaudited, restated)	29

Notes to Consolidated Financial Statements	30 - 33

(d) Exhibits

23.1 Consent of Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNUTRA INTERNATIONAL, INC.

Date: January 14, 2008	By:	/s/ Liang Zhang
Liang Zhang
Chairman of the Board and Chief Executive Officer (principal executive officer)

SYNUTRA, INC.
Rockville, MD

FINANCIAL REPORTS
AT
DECEMBER 31, 2004

SYNUTRA, INC.
Rockville, MD

TABLE OF CONTENTS

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF SYNUTRA, INC. AS OF DECEMBER 31, 2004

Report of Independent Registered Public Accounting Firm	7

Consolidated Balance Sheets at December 31, 2004 and 2003 (restated)	8

Consolidated Statements of Changes in Stockholders’ Equity for the
Years Ended December 31, 2004 and 2003 (restated)	9

Consolidated Statements of Operations and Comprehensive Income (Loss)
for the Years Ended December 31, 2004 and 2003 (restated)	10

Consolidated Statements of Cash Flows for the Years Ended
December 31, 2004 and 2003 (restated)	11

Notes to Consolidated Financial Statements	12 - 19

SYNUTRA, INC.
Rockville, MD

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
and Stockholders
Synutra, Inc.
Rockville, Maryland

We have audited the accompanying consolidated balance sheets of Synutra, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Synutra, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As described more fully in Note 11, the consolidated financial statements have been restated.

/s/ Rotenberg & Co., llp

Rotenberg & Co., llp
Rochester, New York
August 19, 2005 (except for the restatement discussed in Note 11 to the consolidated financial statements, as to which the date is December 27, 2007)

SYNUTRA, INC.
Rockville, MD

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(In thousands, except per share value)	2004	2003
	(Restated)	(Restated)
ASSETS
Current Assets:
Cash and cash equivalents	$5,893	7,191
Restricted cash	10,089	3,595
Short term investment	49	66
Accounts receivable, net of allowance for doubtful accounts of $167 and $98, respectively	3,297	1,139
Inventories	6,264	6,702
Other receivable	1,526	4,354
Due from related parties	4,680	1,261
Advances to suppliers	742	563
Deferred expenses and other current assets	284	271
Total current assets	32,824	25,142

Property, plant and equipment, net	25,325	12,330
Land use rights, net	1,536	1,155
Other assets	164	31

TOTAL ASSETS	$59,849	38,658

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Bank loans	$29,880	12,919
Accounts payable	5,826	3,985
Due to related parties	8,527	3,142
Advances from customers	1,401	1,300
Tax payables	633	153
Other current liabilities	4,394	6,286
Total current liabilities	50,661	27,785
Long term debts	4,833	8,458
Total liabilities	55,494	36,243
Minority interest	1,365	(1,233)
Shareholders' equity:
Preferred Stock, $0.0001 par value, 20,000 authorized 0 issued and outstanding.	-	-
Common Stock, $0.0001 par value: 250,000 authorized; 46,000 issued and outstanding at December 31,2004 and 2003	5	5
Additional paid-in capital	7,001	7,184
Retained earnings (Accumulated deficits)	(3,807)	(3,427)
Accumulated other comprehensive income	(209)	(114)
Total shareholders' equity	2,990	3,648

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$59,849	38,658

The accompanying notes are an integral part of these financial statements.

SYNUTRA, INC.
Rockville, MD

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common		Additional	Retained earnings	Accumulated	Total
	Stock	Share	Paid-in	(Accumulated	Comprehensive	Stockholder’s	Minority
(in thousands)	Outstanding	Capital	Capital	Deficits)	Income (Loss)	Equity	Interest

Balance - January 1, 2003(Restated)	46,000	$5	$479	$(82)	$—	$402	$—

Net loss	—	—	—	(3,345)	—	(3,345)	235

Other comprehensive Income (loss)	—	—	—	—	(114)	(114)	—

Shareholder contributions	—	—	6,705	—	—	6,705	(1,468)

Balance - December 31, 2003(Restated)	46,000	5	7,184	(3,427)	(114)	3,648	(1,233)

Net loss	—	—	—	(380)	—	(380)	2,598

Other comprehensive income (loss)	—	—	—	—	(95)	(95)	—

Shareholder contributions	—	—	(183)	—	—	(183)	—

Balance - December 31, 2004(Restated)	46,000	$5	$7,001	$(3,807)	$(209)	$2,900	$1,365

The accompanying notes are an integral part of these financial statements.

SYNUTRA, INC.
Rockville, MD

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Years ended December 31,
	2004	2003
(in thousands, except earning per share data)	(Restated)	(Restated)
Net sales	$57,542	40,978
Cost of sales	33,605	26,240
Gross profit	23,937	14,738
Selling & distribution expenses	9,428	8,641
Advertising and promotion expenses	8,479	6,458
General & administrative expenses	3,218	2,127
Total operating expense	21,125	17,226
Income from operations	2,812	(2,488)
Interest expenses	638	820
Interest income	(88)	(107)
Other income, net	(32)	(165)
Income before provision for income tax	2,294	(3,035)
Provision for income tax	76	74
Net income before minority interests	2,218	(3,110)
Minority interests	2,598	235
Net income attributable to shareholders	$(380)	(3,345)
Other comprehensive income	(95)	(114)
Comprehensive income	(475)	(3,459)

Earning per share—basic	$(0.01)	(0.07)
Earning per share—diluted	$(0.01)	(0.07)
Weighted average common share outstanding-basic	46,000	46,000
Weighted average common share outstanding-diluted	46,000	46,000

The accompanying notes are an integral part of these financial statements.

SYNUTRA, INC.
Rockville, MD

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
(in thousands)	2004	2003
Cash flow from operating activities:	(restated)	(restated)
Net income	$(380)	$(3,345)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,387	2,184
Bad debt expense	68	96
Loss on short term investment	17	7
Loss on disposal of property, plant and equipment	1	-
Minority interest	2,598	235
Changes in operating assets and liabilities:
Accounts receivable	(2,226)	(1,232)
Inventories	438	(6,702)
Advance to suppliers	(179)	(562)
Due from related parties	(3,418)	(879)
Other receivable	2,828	(4,357)
Deferred expenses and other current assets	(14)	(271)
Accounts payable	1,840	3,985
Due to related parties	5,386	3,142
Advances from customers	101	1,300
Tax payables	479	153
Other liabilities	(1,892)	6,286
Net cash provided by operating activities	7,034	40

Cash flow from investing activities:
Acquisition of property, plant and equipment	(14,349)	(14,478)
Purchases of land use right	(415)	(1,191)
Purchases of intangible assets	(133)	(31)
Purchases of Short term investment	-	(73)
Change in restricted cash	(6,494)	(3,595)
Net cash (used in) provided by investing activities	(21,391)	(19,368)

Cash flow from financing activities:
Proceeds from bank loans	31,480	32,133
Repayment of bank loans	(18,143)	(10,757)
Capital Contributions(Shareholder Distributions)-Net	(183)	5,237
Net cash provided by financing activities	13,154	26,613

Net change in cash and cash equivalents	$(1,203)	$7,285

Effect of exchange rate changes on cash and cash equivalents	(95)	(114)
Cash and cash equivalents, beginning of period	7,191	20
Cash and cash equivalents, end of period	$5,893	$7,191
Supplementary cash flows disclosure
Interest paid	$1,141	$854
Income taxes paid	$109	$31

The accompanying notes are an integral part of these financial statements.

SYNUTRA, INC.
Rockville, MD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION / SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Synutra, Inc. is a U.S. incorporated company that at June 30, 2005 owns 100% of six subsidiary companies in the People’s Republic of China “PRC”. For the years ended December 31, 2004 and 2003, the Company held minority, majority and in some cases no interest in these subsidiaries. For those companies where no stock was held, they have been consolidated based on significant influence and/or common control. These six subsidiaries are all principally engaged in different stages of the production, distribution, and sales of dairy based infant formulas and other nutritional products. The Company’s extensive sales network covers 24 provinces, 227 cities, and more than 800 countries throughout China. In 2004, the Company’s infant formula market share was rated number eight among international manufacturers and number three among domestic manufacturers in China.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting method - The Company uses the accrual method of accounting for financial statement and tax return purposes. The accrual method of accounting recognizes revenues when earned and expenses when incurred.

Principles of Consolidation

The consolidated financial statements include the accounts of Synutra, Inc. and its subsidiaries held under common control. All significant intercompany balances and transactions have been eliminated in the consolidation.

The following companies are consolidated for financial statement presentation:

Company	Incorporation Date

Qingdao St. George Dairy Co. Ltd.	September 2001
Qingdao Shengyuan Dairy Co. Ltd.	January 1998
Chabei Shengyuan Dairy Co. Ltd.	February 2002
Heilongjiang Luobei Shengyuan Food Co. Ltd.	April 2001
Bei’an Yipin Dairy Co. Ltd.	June 2004
Qingdao Women and Children Nutrition Study Co. Ltd.	April 2004
Zhangjiakou Shengyuan Co. Ltd.	March 2004

Use of estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Fair value of financial instruments - For certain of the Company's financial instruments, including cash and cash equivalents, trade receivables and payables, prepaid expenses, deposits and other current assets, short-term bank borrowings, and other payables and accruals, the carrying amounts approximate fair values due to their short maturities.

Financial risk factors and financial risk management - The Company is exposed to the following risk factors:

(i) Credit risks - The Company has policies in place to ensure that sales of products are made to customers with an appropriate credit history. The Company also has a concentration of credit risk due to geographic sales as a majority of its products are marketed and sold in the PRC.

(ii) Liquidity risks - Prudent liquidity risk management implies maintaining sufficient cash, the availability of funding through an adequate amount of committed credit facilities and ability to close out market positions.

(iii) Interest rate risk - The interest rate and terms of repayments of short-term and long-term bank borrowings are approximately 5.31% to 7.31% per annum. The Company's income and cash flows are substantially independent of changes in market interest rates. The Company has no significant interest-bearing assets. The Company's policy is to maintain all of its borrowings in fixed rate instruments.

Cash and cash equivalents - Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

Restricted cash - Restricted cash is 30%, 50%, or 100% bank demand deposit used as security against notes payable. This is used by the Company as a short term instrument to reduce financing cost. Cash restricted are called at the same terms of notes.

Short term investments - The Company has classified its short term investment as Available-for-Sale. Available-for-Sale securities are stated at fair value with unrealized gains and losses included as a separate component of stockholders’ equity. Realized gains and losses are included in income (expense). The cost of securities sold is based on the specific identification method.

Inventories - Inventories are stated at the lower of cost or net realizable value, with cost computed on a weighted-average basis. Cost includes all costs of purchase, cost of conversion and other costs incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

Property, plant and equipment - Property, plant and equipment are stated at cost less accumulated depreciation and impairment losses. The initial cost of the asset comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Depreciation is provided using the straight-line method over the assets estimated useful life for periods ranging from five to fifty years. Significant improvements and betterments are capitalized where it is probable that the expenditure resulted in an increase in the future economic benefits expected to be obtained form the use of the asset beyond its originally assessed standard of performance. Routine repairs and maintenance are expensed when incurred. Gains and losses on disposal of fixed assets are recognized in the income statement based on the net disposal proceeds less the carrying amount of the assets.

Impairment of long-lived assets - Long-lived assets, such as property, plant and equipment and other non-current assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Land use rights - According to the law of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of 20 to 50 years.

Intangible assets - Intangible assets represent computer software and applications. Intangible assets are measured initially at cost. Intangible assets are recognized if it is probable that the future economic benefits that are attributable to the asset will flow to the enterprise and the cost of the asset can be measured reliably. After initial recognition, intangible assets are measured at cost less any impairment losses. Intangible assets with definite useful lives are amortized on a straight-line basis over their useful lives. The gross carrying amount of the intangible assets was approximately $243,000, and $61,000 at December 31, 2004 and 2003, respectively. Accumulated amortization at December 31, 2004 and 2003 was $79,000 and $30,000, and amortization expense for the periods presented was $47,000 and $34,000, respectively. Future amortization expense is as follows:

(in thousands)

2005	2006	2007	2008	2009
$ 48	$46	$41	$28	$—

Trade receivables and allowance for bad debts - The Company presents trade, net of allowances for doubtful accounts and sales returns. Trade receivables generated from credit sales, are non-interest bearing and have general credit terms of 30 to 60 days. The allowances are calculated based on detailed review of certain individual customer accounts, historical rates and an estimation of the overall economic conditions affecting the Company's customer base. The Company reviews a customer's credit history before extending credit. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Revenue recognition - Revenues from the sale of goods is recognized when the risks and rewards of ownership of the goods have transferred to the buyer. Revenues consist of the invoice value for the sale of goods and services net of value-added tax ("VAT"), rebates and discounts. Amounts billed to customers related to freight have been classified as sales in the accompanying consolidated statements of income. The Company is subject to the following surtaxes, which are recorded as deductions from gross sales: 5% City Construction Tax and Education Supplementary Tax (levied at 3 - 4% of net VAT payable).

Shipping and handling fees - Shipping and handling fees are classified as selling expenses and amounted to approximately $2.1 million and $1.9 million for the years ended December 31, 2004 and 2003, respectively.

Research and development expenses - Research and development costs are classified as general and administrative expenses and are expensed as incurred. They amounted to approximately $90,422 and $60,085 for the years ended December 31, 2004 and 2003, respectively.

Advertising costs - Advertising costs are expensed as incurred and are classified as selling expenses. Advertising costs amounted to approximately $8.5million and $6.5 million for the years ended December 31, 2004 and 2003, respectively.

Income taxes - The Company accounts for income taxes under the provision of Statement of Financial Accounting Standards ("SFAS" No. 109), "Accounting for Income Taxes," whereby deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary; to reduce deferred income tax assets to the amount expected to be realized.

Foreign currency translation - The reporting currency of the Company is U.S. dollars and the financial records are maintained and the financial statements are prepared in Renminbi ("RMB"). Transactions in other currencies are translated into the reporting currencies at exchange rates prevailing at the time of the transactions. Monetary assets and liabilities denominated in other currencies at the balance sheet date are re-translated at exchange rates prevailing at that date. Non-monetary assets and liabilities in other currencies are translated at historical rates. Exchanges differences are recognized in the income statement in the period in which they arise.

Recently Issued Accounting Standards

In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 151 "Inventory Costs - an amendment of ARB No. 43, Chapter 4" (“SFAS 151”). This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. The Company is currently evaluating the impact of SFAS 151 on its consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment" (“SFAS 123R”). SFAS 123R revises FASB Statement No. 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. SFAS 123R requires all public and non-public companies to measure and recognize compensation expense for all stock-based payments for services received at the grant-date fair value, with the cost recognized over the vesting period (or the requisite service period). SFAS 123R is effective for small business issuers for all interim periods beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal quarter ended September 30, 2005. Retroactive application of the provisions of SFAS 123R to the beginning of the fiscal year that includes the effective date is permitted, but not required. The Company is currently evaluating the impact of SFAS 123R on its consolidated financial statements.

NOTE 2 - RELATED PARTY TRANSACTIONS

The following related party transactions occurred during the years ended December 31, 2004 and 2003:

	2004	2003
(in thousands)
Purchases
Beijing Kelqin Dairy Company, Ltd.	$1,159	$400
Sheng Zhi Da Dairy Group Corp.	1,214	—
Heilongjiang Baoquanling Shengyuan Dairy Company, Ltd.	7,385	5,131
St. Angel (Beijing Business Service)	32	—
Beijing Honnete Dairy Corporation, Ltd.	3,118	1,926

Total Purchases	$12,908	$7,457

Related party payables consist of accounts payable and deposits received from customers from the following companies:

	2004	2003
(in thousands)
Due to Related Companies
Beijing Kelqin Dairy Company, Ltd.	$877	$181
Sheng Zhi Da Dairy Group Corp.	4,242	—
Heilongjiang Baoquanling Shengyuan Dairy Company, Ltd.	356	518
St. Angel (Beijing Business Service)	35	—
Beijing Honnete Dairy Corporation, Ltd.	3,017	2,443

Total Related Party Companies	$8,527	$3,142

	2004	2003
(in thousands)
Due from Related Companies
Beijing Kelqin Dairy Company, Ltd.	$—	$241
Sheng Zhi Da Dairy Group Corp.	4,589	394
Beijing Ao Naier Feed Stuff LLC	—	221
St. Angel (Beijing Business Service)	—	25
Beijing Honnete Dairy Corporation, Ltd.	91	380

Total Due from Related Companies	$4,680	$1,261

	2004	2003
(in thousands)	(Restated)	(Restated)
Sales
Beijing Kelqin Dairy Company, Ltd.	$262	$14
Sheng Zhi Da Dairy Group Corp.	351	20
Heilongjiang Baoquanling Shengyuan Dairy Company, Ltd.	2,197	2,363
St. Angel (Beijing Business Service)	210	—

Total Sales	$3,020	$2,397

NOTE 3 - ACCOUNTS RECEIVABLE

The Company’s accounts receivable at December 31, 2004 and 2003 are summarized as follows:

(in thousands)	2004	2003
	(Restated)	(Restated)
Accounts Receivable	$3,464	$1,237
Less: Allowance for Doubtful Accounts	167	98

Net Accounts Receivable	$3,297	$1,139

The change in the allowance for doubtful accounts at December 31, 2004 and 2003 are summarized as follows:

(in thousands)	2004	2003

Balance - Beginning of Year	$98	$6
Add: Current Year Provision	69	92
Less: Accounts Written Off	—	—

Balance - End of Year	$167	$98

NOTE 4 - INVENTORIES

Inventories consist of the following:

(in thousands)	2004	2003

Raw Materials	$1,072	$1,648
Work in Process	3,037	2,615
Finished Goods	1,471	1,892
Packing Materials and Other Consumables	684	547

Total Inventories	$6,264	$6,702

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

(in thousands)	2004	2003
	(Restated)	(Restated)
Building	$6,868	$6,372
Machinery	6,061	5,832
Office Equipment	776	542
Vehicles	1,378	1,341
Construction in Progress	13,675	391
	$28,758	$14,478
Less: Accumulated Depreciation	3,433	2,148

Net Property and Equipment	$25,325	$12,330

Depreciation expense charged to operations was $1.3 million and $989,000 for the years ended December 31, 2004 and 2003, respectively.

NOTE 6 - LAND USE RIGHTS

Land use rights consisted of the following:

(in thousands)	2004	2003

Land use rights	$1,606	$1,191

Less: Accumulated amortization	70	36

Net Land use rights	$1,536	$1,155

NOTE 7 - BANK BORROWINGS

Bank borrowings represent the following:

(in thousands)	2004	2003
	(Restated)	(Restated)
Secured	$10,729	$829
Unsecured	23,984	20,548
	$34,713	$21,377
Less: Current Portion	29,880	12,919

Non-Current Portion	$4,833	$8,458

The loans were borrowed from the banks. Some are secured and guaranteed by various related parties while others are secured only by fixed assets. These bank borrowings were from the local banks or financial institutions and were for financing general working capital. Interest was charged at various rates between 5.8% and 6.903% per annum.

NOTE 8 - INCOME TAXES

The Company registered in the PRC is subject to state and local income taxes within the PRC at the applicable tax rate on the taxable income as reported in their PRC statutory financial statements in accordance with relevant income tax laws. According to applicable tax laws regarding foreign direct investment entities, some of the consolidated companies are exempted from income taxes in the PRC for 2 years beginning in their first profitable year. For the years ended December 31, 2004 and 2003, Heilongjiang Luobei Shengyuan Food Co. Ltd. was the only subsidiary that was liable for corporate income taxes, therefore, the provision for taxes was recorded based on their net income.

NOTE 9 - LEASES

The Company has several lease agreements with non-related parties for the rental of offices, warehouse, and marketing center. The leases are for various terms ending in December 2009. Rent expense for the years ended December 31, 2004 and 2003 was $94,429 and $73,516, respectively.
+
Future minimum rental payments as of December 31, 2004 are as follows:

(in thousands)

2005	2006	2007	2008	2009	Thereafter	Total
$ 141	$142	$132	$132	$132	$—	$679

NOTE 10 - SUBSEQUENT EVENT

Entry into a Material Definition Agreement - On June 14, 2005 the Company entered into a share exchange agreement whereby the Company will acquire 48,879,500 shares of common stock of Vorsatech Ventures, Inc., in exchange for all of the Company’s issued and outstanding shares. This transaction was consummated on July 15, 2005.

As a result of the above agreement, Synutra, Inc. will change its year end to that of Vorsatech Ventures which is March 31.

NOTE 11 - RESTATEMENT

We are filing this Amendment No. 2 to the Company’s Current Report on Form 8-K/A filed on August 22, 2005 (“the Original Filing”) to reclassify certain other income as sales revenue, to breakout certain cash and cash equivalents into cash and restricted cash line items, and to reclassify certain notes payable to short-term loans, and to break out the fixed assets line item into various sub line items to conform with subsequent presentation changes in the financial statements. This restatement is necessary to reconcile subsequent restatement of certain audited annual financial statements due to the Company’s ongoing assessment of the effectiveness of its financial reporting controls and procedures.

Consolidated Balance Sheets

Two years ended December 31, 2004 and 2003

The following table sets forth the consolidated balance sheets for the Company as of the dates indicated, showing previously reported amounts and restated amounts giving effect to the Restatement Adjustments described above in this Note.

	Year ended		Year ended
	December 31, 2004		December 31, 2003
(in thousands, except per share value)	Previously Reported	Restated	Previously Reported	Restated
ASSETS
Current Assets
Cash and cash equivalents	$15,982	5,893	$10,786	$7,191
Restricted cash	-	10,089	-	3,595
Short term investment - at market	49	49	66	66
Trade receivables, net of provisions	3,086	3,297	1,092	1,139
Other receivables, net of provisions	1,526	1,526	4,354	4,354
Notes receivable	211	-	47	-
Inventory	6,264	6,264	6,702	6,702
Prepaid expenses	742	-	563
Due from related companies	4,680	4,680	1,261	1,261
Advance to suppliers	-	742	-	563
Deferred expenses and other current assets	284	284	271	271

Total Current Assets	32,824	32,824	25,142	25,142

Property, plant and equipment, net	13,187	25,325	13,094	12,330
Land use rights, net	-	1,536	-	1,155
Other Assets	-	164	-	31
Intangible assets, net	164	-	31	-
Construction in progress	13,675	-	391	-

TOTAL ASSETS	$59,849	$59,849	$38,658	$38,658

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$3,953	5,826	$3,985	$3,985
Other payables	4,323	-	6,116	-
Notes payable	19,453	-	7,914	-
Advances from customers	1,401	1,401	1,300	1,300
Bank loans	12,300	29,880	5,005	12,919
Accrued expenses	704	-	323	-
Due to related companies	8,527	8,527	3,142	3,142
Tax payables	-	633	-	153
Other current liabilities	-	4,394	-	6,286

Total Current Liabilities	50,661	50,661	27,785	27,785

Long Term Liabilities
Long term debts	4,833	4,833	8,458	8,458

Total Liabilities	55,494	55,494	36,243	36,243

Minority Interest	1,365	1,365	(1,233)	(1,233)

Shareholders’ Equity
Preferred Stock ($0.0001 par value,20,000 authorized;0 issued and outstanding)	-	-	-	-
Common Stock, $.0001 par value: 250,000 authorized; 46,000 issued and outstanding at December 31,2004 and 2003, respectively	10	5	10	5
Additional Paid-in Capital	6,996	7,001	7,179	7,184
Retained earnings	46	-	29	-
Deficit	(3,853)	(3,807)	(3,456)	(3,427)
Accumulated other comprehensive income (loss)	(209)	(209)	(114)	(114)

Total Shareholders’ Equity	2,990	2,990	3,648	3,648

Total Liabilities and Shareholders’ Equity	$59,849	59,849	$38,658	38,658

Consolidated Statements of Operations and Comprehensive Income (Loss)

Two years ended December 31, 2004 and 2003

The following table sets forth the consolidated statements of operations and comprehensive income (loss) for the Company as of the dates indicated, showing previously reported amounts and restated amounts giving effect to the Restatement Adjustments described above in this Note.

	Year ended		Year ended
	December 31, 2004		December 31, 2003
(in thousands)	Previously Reported	Restated	Previously Reported	Restated
Sales	$51,783	$57,542	$36,282	$40,978
Cost of sales	26,806	33,605	20,916	26,240
Gross Profit	24,977	23,937	15,366	14,738

Selling expenses	9,428	9,428	8,641	8,641
Advertising and sales promotion	9,746	8,479	7,410	6,458
General and administrative expenses	2,706	3,218	2,093	2,127
Income (Loss) from Operations	3,097	2,812	(2,778)	(2,488)

Interests income	-	(88)	-	(107)
Other income, net	661	(32)	631	(165)
Interest expense	1,149	638	854	820
Other expenses	315	-	35	-

Income before provision for income tax	2,294	2,294	(3,036)	(3,036)

Income Taxes - Current	76	76	74	74

Net income (loss) before minority interest	2,218	2,218	(3,110)	(3,110)

Minority Interest	2,598	2,598	235	235

Net Loss	(380)	(380)	(3,345)	(3,345)

Comprehensive income (loss)
Other comprehensive income	(95)	(95)	(114)	(114)
Comprehensive income (loss)	$(475)	$(475)	$(3,459)	$(3,459)

Consolidated Statements of Cash Flows

Two years ended December 31, 2004 and 2003

The following table sets forth the consolidated statements of cash flows for the Company as of the dates indicated, showing previously reported amounts and restated amounts giving effect to the Restatement Adjustments described above in this Note.

	Year ended		Year ended
	December 31, 2004		December 31, 2003
(in thousands)	Previously Reported	Restated	Previously Reported	Restated
Cash Flows from Operating Activities

Net Loss	$(380)	$(380)	$(3,345)	$(3,345)

Adjustments to Reconcile Net Loss to Net Cash
Provided by (Used in) Operating Activities
Minority interest	2,598	2,598	235	235
Depreciation and amortization	1,387	1,387	2,184	2,184
Bad debts	68	68	96	96
Loss on short term investment	-	17	-	7
Loss on disposal of property, plant and equipment	1	1	-	-
Inventory	438	438	(6,702)	(6,702)
Trade receivables, net of provisions	(2,063)	(2,226)	(1,184)	(1,232)
Advance to suppliers	-	(179)	-	(562)
Duo from related parties	-	(3,418)	-	(879)
Other receivables, net of provisions	2,828	2,828	(4,357)	(4,357)
Deferred expenses and other current assets	(193)	(14)	(833)	(271)
Accounts payable	(32)	1,840	3,985	3,985
Duo to related parties	-	5,386	-	3,142
Advances from customers	-	101	-	1,300
Tax payables	-	479	-	153
Other liabilities	-	(1,892)	-	6,286
Other payables and accrued expenses	(1,412)	-	6,439	-
Deposit received from customers	101	-	1,300	-

Net Cash Provided By (Used in) Operating Activities	3,340	7,034	(2,182)	40

Cash Flows from Investing Activities
Purchase of short term investment	-	-	(73)	(73)
Funds Investment	-	-	1,000	-
Acquisition of property, plant and equipment	(1,486)	(14,349)	(15,278)	(14,478)
Purchases of land use right	-	(415)	-	(1,191)
Cash proceeds from sale of fixed assets	53	-	-	-
Cash used for construction in progress	(13,284)	-	(391)	-
Notes receivable - cash paid	(164)	-	(47)	-
Purchase of Intangible Assets	(180)	(133)	(31)	(31)
Due from related companies - cash paid	(3,418)	-	(1,261)	-
Change in restricted cash	-	(6,494)	-	(3,595)
Net Cash Used in Investing Activities	(18,479)	(21,391)	(16,082)	(19,368)

Cash Flows from Financing Activities
Registered capital	-	-	10	-
Reserve	-	-	15	-
Loans from shareholders	-	-	(618)	-
Proceeds frombank Loans	3,671	31,480	13,462	32,133
Repayment of bank loans	-	(18,143)	-	(10,757)
Proceeds from notes payable	11,538	-	7,914	-
Retained earnings	-	-	(1,468)	-
Capital contributions (Shareholder Distributions) - net	(183)	(183)	6,680	5,237
Due to related companies - cash received	5,386	-	3,142	-

Net Cash Provided by Financing Activities	20,412	13,154	29,137	26,613

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(77)	(95)	(107)	(114)

Net Change in Cash and Cash Equivalents	5,196	(1,203)	10,766	7,285

Cash and cash equivalents - beginning of year	10,786	7,191	20	20

Cash and Cash Equivalents - End of Year	$15,982	5,893	$10,786	$7,191

SUPPLEMENTARY CASH FLOWS DISCLOSURES
Interest Paid	$1,141	1,141	$854	$854
Taxes Paid	$109	109	$31	$31

SYNUTRA, INC.
Rockville, MD

FINANCIAL REPORTS
AT
JUNE 30, 2005

SYNUTRA, INC.
Rockville, MD

TABLE OF CONTENTS

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF SYNUTRA, INC. AS OF JUNE 30, 2005

Report of Independent Registered Public Accounting Firm	25

Consolidated Balance Sheets at June 30, 2005 (Unaudited, restated) and December 31, 2004 (audited, restated)	26

Consolidated Statements of Changes in Stockholders’ Equity for the
Six Months Ended June 30, 2005 and 2004 (Unaudited, restated)	27

Consolidated Statements of Operations and Comprehensive Income for the
Six and Three Months Ended June 30, 2005 and 2004 (Unaudited, restated)	28

Consolidated Statements of Cash Flows for the Six Months Ended
June 30, 2005 and 2004 (Unaudited, restated)	29

Notes to Consolidated Financial Statements	30 - 33

SYNUTRA, INC.
Rockville, MD

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
and Stockholders
Synutra, Inc.
Rockville, Maryland

We have reviewed the accompanying interim consolidated financial statements of Synutra, Inc. as of June 30, 2005, and for the three-month and six-month periods ended June 30, 2005 and 2004. These interim consolidated financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Synutra, Inc. as of December 31, 2004 (presented herein), and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated August 19, 2005 (except for the restatement discussed in Note 11 to the consolidated financial statements, as to which the date is December 27, 2007), we expressed an unqualified opinion on those consolidated financial statements.

/s/ Rotenberg & Co., llp

Rotenberg & Co., llp
Rochester, New York
August 19, 2005 (except for the restatement discussed in Note 3 to the interim consolidated financial statements, as to which the date is December 27, 2007)

SYNUTRA, INC.
Rockville, MD

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2005	2004
(in thousands except share par value)	(Unaudited, restated)	(Audited, restated)
ASSETS
Current Assets:
Cash and cash equivalents	$7,703	$5,893
Restricted cash	11,240	10,089
Short term investment, net	49	49
Accounts receivable, net of allowance for doubtful accounts of $202 and $167, respectively	2,014	3,297
Inventories	6,446	6,264
Other receivable	2,308	1,526
Due from related parties	5,315	4,680
Advance to suppliers	638	742
Deferred expenses and other current assets	2,820	284
Total current assets	38,533	32,824

Property, plant and equipment, net	27,635	25,325
Land use rights, net	1,524	1,536
Other assets	314	164

TOTAL ASSETS	$68,006	$59,849

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Bank loans	$33,329	$29,880
Accounts payable	6,732	5,826
Due to related parties	7,357	8,527
Advances from customers	1,397	1,401
Tax payables	275	633
Other current liabilities	4,239	4,394
Total current liabilities	53,329	50,661
Other long term liabilities	4,833	4,833
Total liabilities	58,162	55,494
Minority interest	-	1,365
Shareholders' equity:

Preferred Stock ($0.0001 par value,20,000 authorized;0 issued and outstanding)	-	-
Common Stock, $.0001 par value: 250,000 authorized; 46,000 issued and outstanding at June 30 ,2005 and December 31, 2004	5	5
Additional paid-in capital	7,676	7,001
Retained earnings (Accumulated Deficits)	2,354	(3,807)
Accumulated other comprehensive income	(191)	(209)
Total shareholders' equity	9,844	2,990

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$68,006	$59,849

The accompanying notes are an integral part of these financial statements.

SYNUTRA, INC.
Rockville, MD

CONSOLIDATED STATEMENTS OF CHANGES IN
STOCKHOLDERS' EQUITY (UNAUDITED)

	Common		Additional	Retained	Accumulated	Total
	Stock	Share	Paid-In	Earnings	Comprehensive	Stockholder’s
(in thousands)	Outstanding	Capital	Capital	(Deficit)	Income (Loss)	Equity

Balance - January 1, 2004(Restated)	46,000	$5	$7,184	$(3,427)	$(114)	$3,648

Capital Contributions		—	288	—	—	288

Net Income for the Period Ended		—	—	218	—	218

Other Comprehensive Income (Loss) for the Period Ended		—	—	—	(7)	(7)

Balance - June 30, 2004(Restated)	46,000	5	7,472	(3,209)	(121)	4,147

Shareholder Distributions		—	(471)	—	—	(471)

Net Loss for the Period Ended		—	—	(598)	—	(598)

Other comprehensive Income (Loss) for the Period Ended		—	—	—	(88)	(88)

Balance - December 31, 2004(Restated)	46,000	5	7,001	$(3,807)	$(209)	2,990

Capital Contributions		—	675	—	—	675

Net Income for the Period Ended		—	—	6,161	—	6,161

Other comprehensive Income (Loss) for the Period Ended		—	—	—	18	18

Balance - June 30, 2005(Restated)	46,000	$5	$7,676	$2,354	$(191)	$9,844

The accompanying notes are an integral part of these financial statements.

SYNUTRA, INC.

Rockville, MD

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
(in thousands except earning per share data)	(Restated)	(Restated)	(Restated)	(Restated)
Net sales	$21,164	$11,176	$39,856	$23,958

Cost of sales	11,655	6,839	20,780	14,395

Gross profit	9,509	4,337	19,076	9,563

Selling & distribution expenses	1,815	1,942	6,378	4,664
Advertising and promotion expenses	5,258	3,560	6,329	3,933
General & administrative expenses	915	563	1,580	1,119
Total operating expense	7,988	6,065	14,287	9,716
Income from operations	1,521	(1,728)	4,789	(153)

Interest expense	360	234	543	379
Interest income	(64)	(24)	(139)	(42)
Other expenses/(income )	(525)	102	(467)	109
Income before provision for income tax	1,750	(2,040)	4,852	(599)

Provision for income tax	25	15	57	34
Net income before minority interests	1,725	(2,055)	4,795	(633)

Minority interests	1	(1,339)	(1,365)	(851)
Net income attributable to shareholders	$1,724	$(716)	$6,160	$218

Other comprehensive income	27	(13)	18	(7)
Comprehensive income	1,751	(729)	6,178	211

Earning per share—basic	$0.04	$(0.02)	$0.13	$0.005
Earning per share—diluted	$0.04	$(0.02)	$0.13	$0.005
Weighted average common share outstanding-basic	46,000	46,000	46,000	46,000

Weighted average common share outstanding-diluted	46,000	46,000	46,000	46,000

The accompanying notes are an integral part of these financial statements.

SYNUTRA, INC.Rockville, MD

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended
	June 30,
(in thousands)	2005	2004
Cash flow from operating activities:	(Restated)	(Restated)
Net income	$6,160	$218
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	657	608
Bad debt expense	36	6
Loss on short term investment	-	7
Minority interest	(1,365)	(851)
Changes in operating assets and liabilities:
Accounts receivable	1,247	(910)
Inventories	(183)	(642)
Due from related parties	(635)	(2,502)
Prepaid expenses and other current assets	(3,214)	(7,786)
Accounts payable	906	(220)
Due to related parties	(1,171)	12,850
Advances from customers	(4)	(19)
Tax payables	(358)	186
Other liabilities	(155)	459
Net cash provided by operating activities	1,920	1,404

Cash flow from investing activities:
Acquisition of property, plant and equipment	(2,954)	(2,954)
Purchases of intangible assets	(150)	(155)
Change in restricted cash	(1,151)	(992)
Net cash (used in) provided by investing activities	(4,255)	(4,101)
Cash flow from financing activities :
Proceeds from bank loans	8,600	9,062
Repayment of bank loans	(5,149)	(8,122)
Capital contributions-Stockholders	676	288
Net cash provided by financing activities	4,127	1,228

Net change in cash and cash equivalents	$1,792	$(1,469)

Effect of exchange rate changes on cash and cash equivalents	18	(7)
Cash and cash equivalents, beginning of period	5,893	7,191
Cash and cash equivalents, end of period	$7,703	$5,715
Supplementary cash flows disclosure
Interest paid	$654	$509
Income taxes paid	$66	$34

The accompanying notes are an integral part of these financial statements.

SYNUTRA, INC.
Rockville, MD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION / SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited financial statements include all adjustments of a normal and recurring nature which, in the opinion of Company’s management, are necessary to present fairly the Company’s financial position as of June 30, 2005 and the results of its operations for the six and three months ended June 30, 2005 and 2004. and cash flows for the six months ended June 30, 2005 and 2004.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These condensed financial statements should be read in conjunction with the financial statements and related notes contained in the Company’s annual report on Form 8-K to the Securities and Exchange Commission for the year ended December 31, 2004.

Description of Business

Synutra, Inc. is a U.S. incorporated company that owns 100% of six subsidiary companies in the People’s Republic of China “PRC”. These six subsidiaries are all principally engaged in different stages of the production, distribution, and sales of dairy based infant formulas and other nutritional products. The Company’s extensive sales network covers 24 provinces, 227 cities, and more than 800 counties throughout China. In 2004, the Company’s infant formula market share was rated number eight among international manufacturers and number three among domestic manufacturers in China

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting method - The Company uses the accrual method of accounting for financial statement and tax return purposes. The accrual method of accounting recognizes revenues when earned and expenses when incurred.

Principles of Consolidation

The consolidated financial statements include the accounts of Synutra, Inc. and its subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidation.

The following companies are consolidated for financial statement presentation:

Company	Incorporation Date

Qingdao St. George Dairy Co. Ltd.	September 2001
Qingdao Shengyuan Dairy Co. Ltd.	January 1998
Chabei Shengyuan Dairy Co. Ltd.	February 2002
Heilongjiang Luobei Shengyuan Food Co. Ltd.	April 2001
Bei’an Yipin Dairy Co. Ltd.	June 2004
Qingdao Women and Children Nutrition Study Co. Ltd.	April 2004
Zhangjiakou Shengyuan Co. Ltd.	March 2004

Use of estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Fair value of financial instruments - For certain of the Company's financial instruments, including cash and cash equivalents, trade receivables and payables, prepaid expenses, deposits and other current assets, short-term bank borrowings, and other payables and accruals, the carrying amounts approximate fair values due to their short maturities.

Related party transactions - A related party is generally defined as (i) any person that holds 10% or more of the Company's securities and their immediate families, (ii) the Company's management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Financial risk factors and financial risk management - The Company is exposed to the following risk factors:

(i) Credit risks - The Company has policies in place to ensure that sales of products are made to customers with an appropriate credit history. The Company also has a concentration of credit risk due to geographic sales as a majority of its products are marketed and sold in the PRC.

(ii) Liquidity risks - Prudent liquidity risk management implies maintaining sufficient cash, the availability of funding through an adequate amount of committed credit facilities and ability to close out market positions.

(iii) Interest rate risk - The interest rate and terms of repayments of short-term and long-term bank borrowings are approximately 5.31% to 7.31% per annum. The Company's income and cash flows are substantially independent of changes in market interest rates. The Company has no significant interest-bearing assets. The Company's policy is to maintain all of its borrowings in fixed rate instruments.

Cash and cash equivalents - Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

Restricted cash - Restricted cash is 30%, 50%, or 100% bank demand deposit used as security against notes payable. This is used by the Company as a short term instrument to reduce financing cost. Cash restricted are called at the same terms of notes.

Short term investments - The Company has classified its short term investment as Available-for-Sale. Available-for-Sale securities are stated at fair value with unrealized gains and losses included as a separate component of stockholders’ equity. Realized gains and losses are included in income (expense). The cost of securities sold is based on the specific identification method.

Inventories - Inventories are stated at the lower of cost or net realizable value, with cost computed on a weighted-average basis. Cost includes all costs of purchase, cost of conversion and other costs incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. .

Property, plant and equipment - Property, plant and equipment are stated at cost less accumulated depreciation and impairment losses. The initial cost of the asset comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Depreciation is provided using the straight-line method over the assets estimated useful life for periods ranging from five to fifty years. Significant improvements and betterments are capitalized where it is probable that the expenditure resulted in an increase in the future economic benefits expected to be obtained form the use of the asset beyond its originally assessed standard of performance. Routine repairs and maintenance are expensed when incurred. Gains and losses on disposal of fixed assets are recognized in the income statement based on the net disposal proceeds less the carrying amount of the assets.

Land use rights - According to the law of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of 20 to 50 years.

Impairment of long-lived assets - Long-lived assets, such as property, plant and equipment and other non-current assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Intangible assets - Intangible assets represent computer software and applications. Intangible assets are measured initially at cost. Intangible assets are recognized if it is probable that the future economic benefits that are attributable to the asset will flow to the enterprise and the cost of the asset can be measured reliably. After initial recognition, intangible assets are measured at cost less any impairment losses. Intangible assets with definite useful lives are amortized on the straight-line basis over their useful lives.

Trade receivables and allowance for bad debts - The Company presents trade, net of allowances for doubtful accounts and sales returns. Trade receivables generated from credit sales, are non-interest bearing and have general credit terms of 30 to 60 days. The allowances are calculated based on detailed review of certain individual customer accounts, historical rates and an estimation of the overall economic conditions affecting the Company's customer base. The Company reviews a customer's credit history before extending credit. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Revenue recognition - Revenues from the sale of goods is recognized when the risks and rewards of ownership of the goods have transferred to the buyer. Revenues consist of the invoice value for the sale of goods and services net of value-added tax ("VAT"), rebates and discounts. Amounts billed to customers related to freight have been classified as sales in the accompanying consolidated statements of income. The Company is subject to the following surtaxes, which are recorded as deductions from gross sales: Education Supplementary Tax (levied at 4% of net VAT payable).

Shipping and handling fees - Shipping and handling fees are classified as selling expenses.

Research and development expenses - Research and development costs are classified as general and administrative expenses and are expensed as incurred.

Advertising costs - Advertising costs are expensed as incurred and are classified as selling expenses.

Income taxes - The Company accounts for income taxes under the provision of Statement of Financial Accounting Standards ("SFAS" No. 109), "Accounting for Income Taxes," whereby deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary; to reduce deferred income tax assets to the amount expected to be realized.

Foreign currency translation - The reporting currency of the Company is U.S. dollars and the financial records are maintained and the financial statements are prepared in Renminbi ("RMB"). Transactions in other currencies are translated into the reporting currencies at exchange rates prevailing at the time of the transactions. Monetary assets and liabilities denominated in other currencies at the balance sheet date are re-translated at exchange rates prevailing at that date. Non-monetary assets and liabilities in other currencies are translated at historical rates. Exchanges differences are recognized in the income statement in the period in which they arise.

Recently Issued Accounting Standards

In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 151 "Inventory Costs - an amendment of ARB No. 43, Chapter 4" (“SFAS 151”). This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. The Company is currently evaluating the impact of SFAS 151 on its consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment" (“SFAS 123R”). SFAS 123R revises FASB Statement No. 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. SFAS 123R requires all public and non-public companies to measure and recognize compensation expense for all stock-based payments for services received at the grant-date fair value, with the cost recognized over the vesting period (or the requisite service period). SFAS 123R is effective for small business issuers for all interim periods beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal quarter ended September 30, 2005. Retroactive application of the provisions of SFAS 123R to the beginning of the fiscal year that includes the effective date is permitted, but not required. The Company is currently evaluating the impact of SFAS 123R on its consolidated financial statements.

NOTE 2 - OTHER MATTERS

On June 14, 2005, the Company changed its corporate year end from December to March.

NOTE 3 - RESTATEMENT

We are filing this Amendment No. 2 to the Company’s Current Report on Form 8-K/A filed on August 22, 2005 (“the Original Filing”) to reclassify certain other income as sales revenue, to breakout certain cash and cash equivalents into cash and restricted cash line items, and to reclassify certain notes payable to short-term loans, and to break out the fixed assets line item into various sub line items to conform with subsequent presentation changes in the financial statements. This restatement is necessary to reconcile subsequent restatement of certain audited annual financial statements due to the Company’s ongoing assessment of the effectiveness of its financial reporting controls and procedures.

Consolidated Balance Sheets

As of June 30, 2005 and December 31, 2004

The following table sets forth the consolidated balance sheets for the Company as of the dates indicated, showing previously reported amounts and restated amounts giving effect to the Restatement Adjustments.

	As of		Year ended
	June 30, 2005 (Unaudited)		December 31, 2004 (Audited)
(in thousands, except for per share value)	Previously Reported	Restated	Previously Reported	Restated
ASSETS
Current Assets:
Cash and cash equivalents	$18,943	$7,703	$15,982	$5,893
Restricted cash	-	11,240	-	10,089
Trade Receivables, Net of Provisions	1,982	-	3,086	-
Other Receivables, Net of Provisions	2,308	2,308	1,526	1,526
Notes Receivable	32	-	211	-
Accounts receivable, net of allowance for doubtful accounts of $202 and $167, respectively	-	2,014	-	3,297
Prepaid Expenses	638	-	742	-
Advance to suppliers	-	638	-	742
Deferred Costs	2,820	-	285	-
Deferred expenses and other current assets	-	2,820	-	284
Total current assets	38,533	38,533	32,824	32,824

Property, plant and equipment, net	13,798	27,635	13,187	25,325
Land use rights, net	-	1,524	-	1,536
Intangible Assets, Net of Accumulated Amortization	312	-	164	-
Construction In Progress	15,361	-	13,674	-
Other Assets	2	314	-	164

TOTAL ASSETS	$68,006	$68,006	59,849	$59,849

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Bank loans	$13,508	$33,329	12,300	$29,880
Other Payables	3,280	-	4,323	-
Notes Payable	21,150	-	19,453	-
Accounts payable	5,403	6,732	3,953	5,826
Tax payables	-	275	-	633
Other current liabilities	-	4,239	-	4,394
Accrued Expenses	1,234	-	705	-
Total current liabilities	53,329	53,329	50,661	50,661
Total liabilities	58,162	58,162	55,494	55,494
Shareholders' equity:

Preferred Stock ($0.0001 par value,20,000 authorized;0 issued and outstanding)	-	-	-	-
Common Stock, $.0001 par value: 250,000 authorized; 46,000 issued and outstanding at June 30 , 2005 and December 31,2004 -, respectively	-	5	-	5
Registered Capital	10	-	10	-
Additional paid-in capital	7,671	7,676	6,996	7,001
Retained Earnings (Deficit)	2,308	-	(3,853)	-
Retained earnings (Accumulated Deficits)	-	2,354	-	(3,807)
Total shareholders' equity	9,844	9,844	2,990	2,990

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$68,006	$68,006	$59,849	$59,849

Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

Three months ended June 30, 2005 and 2004

The following table sets forth the consolidated statements of operations and comprehensive income (loss) for the Company as of the dates indicated, showing previously reported amounts and restated amounts giving effect to the Restatement Adjustments.

	Three months ended
	30-Jun-05		30-Jun-04
(in thousands)	Previously Reported	Restated	Previously Reported	Restated
Net sales	$17,937	$21,164	$9,774	$11,176
Cost of sales	8,456	11,655	5,213	6,839
Gross profit	9,481	9,509	4,561	4,337

Advertising and promotion expenses	5,793	5,258	3,820	3,560
General & administrative expenses	860	915	541	563
Total operating expense	8,467	7,988	6,303	6,065
Income from operations	1,013	1,521	(1,742)	(1,728)

Interest expense	415	360	256	234
Interest income	-	(64)	-	(24)
Other Income	1,242	-	161	-
Other Expenses	90	-	203	-
Other expenses/(income )	-	(525)	-	102
Income before provision for income tax	1,750	1,750	(2,040)	(2,040)
Net income before minority interests	1,725	1,725	(2,055)	(2,055)
Net income attributable to shareholders	1,724	1,724	(716)	(716)
Comprehensive income	$1,751	$1,751	$(729)	$(729)

Six months ended June 30, 2005 and 2004

The following table sets forth the consolidated statements of operation and comprehensive income (loss) for the Company as of the dates indicated, showing previously reported amounts and restated amounts giving effect to the Restatement Adjustments.

	Six months ended
	30-Jun-05		30-Jun-04
(in thousands)	Previously Reported	Restated	Previously Reported	Restated
Net sales	$35,653	$39,856	$21,815	$23,958
Cost of sales	16,222	20,780	11,815	14,395
Gross profit	19,431	19,076	10,000	9,563

Advertising and promotion expenses	7,312	6,329	4,410	3,933
General & administrative expenses	1,479	1,580	1,032	1,119
Total operating expense	15,169	14,287	10,105	9,716
Income from operations	4,262	4,789	(105)	(153)

Interest expense	644	543	466	379
Interest income	-	(139)	-	(42)
Other Income	1,388	-	185	-
Other Expenses	153	-	213	-
Other expenses/(income )	-	(467)	-	109
Income before provision for income tax	4,852	4,852	(599)	(599)
Net income before minority interests	4,795	4,795	(633)	(633)
Net income attributable to shareholders	6,160	6,160	218	218
Comprehensive income	$6,178	$6,178	$211	$211

Consolidated Statements of Cash Flows (Unaudited)

Six months ended June 30, 2005 and 2004

The following table sets forth the consolidated statements of cash flows for the Company as of the dates indicated, showing previously reported amounts and restated amounts giving effect to the Restatement Adjustments.

	Six Months ended		Six Months ended
	June 30, 2005		June 30, 2004
(in thousands)	Previously Reported	Restated	Previously Reported	Restated
Cash flow from operating activities:
Net income	$6,160	$6,160	$218	$218
Adjustments to reconcile net income to net cash provided by operating activities
Minority interest	(1,365)	(1,365)	(851)	(851)
Depreciation and amortization	657	657	608	608
Bad debt expense	36	36	6	6
Loss on short term investment	-	-	-	7
Changes in operating assets and liabilities:
Inventories	(182)	(183)	(642)	(642)
Trade Receivables, Net of Provisions	1,068	-	(896)	-
Other Receivables, Net of Provisions	(781)	-	(8,097)	-
Accounts receivable	-	1,247	-	(910)
Due from related parties	-	(635)	-	(2,502)
Prepaid expenses and other current assets	(2,434)	(3,214)	311	(7,786)
Accounts payable	1,450	906	(220)	(220)
Due to related parties	-	(1,171)	-	12,850
Advances from customers	(4)	(4)	(19)	(19)
Tax payables	-	(358)	-	186
Other liabilities	-	(155)	-	459
Other Payables and Accrued Expenses	(513)	-	645	-
Net cash provided by operating activities	4,092	1,920	(8,937)	1,404

Cash flow from investing activities:
Cash Purchase of Short Term Investments	(12)	-	-	-
Acquisition of property, plant and equipment	(1,269)	(2,954)	(1,325)	(2,954)
Cash Used for Construction in Progress	(1,686)	-	(1,629)	-
Notes Receivable - Cash Received (Cash Paid)	179	-	(14)	-
Purchases of intangible assets	(148)	(150)	(155)	(155)
Change in restricted cash	-	(1,151)	-	(992)
Due from Related Companies - Cash Paid	(635)	-	(2,502)	-
Net cash (used in) provided by investing activities	(3,571)	(4,255)	(5,625)	(4,101)

Cash flow from financing activities :
Proceeds from bank loans	1,208	8,600	1,254	9,062
Repayment of bank loans	-	(5,149)	-	(8,122)
Proceeds fro (Repayment of) Nots Payables	1,698	-	(314)	-
Capital contributions-Stockholders	675	676	288	288
Due to Related Companies - Cash Received (Cash Paid)	(1,171)	-	12,850	-
Net cash provided by financing activities	2,410	4,127	14,078	1,228

Effect of exchange rate changes on cash and cash equivalents	30	18	-	(7)

Net change in cash and cash equivalents	2,961	(1,792)	(484)	(1,469)
Cash and cash equivalents, beginning of period	15,982	5,893	10,786	7,191
Cash and cash equivalents, end of period	$18,943	7,703	$10,302	$5,715
Supplementary cash flows disclosure
Interest paid	$654	654	$509	$509
Income taxes paid	$66	66	$34	$34